Exhibit 10.1

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of March12, 2009 (this “Agreement”) by and among Artistry Publications, Inc., a Delaware corporation (“Artistry”), Your Out Doors LLC., a Texas Limited Liability Corporation (“YOD”) and the members of YOD set forth on Schedule I hereto (the “YOD Members”).

WHEREAS, the YOD Members own 100% of the issued and outstanding ordinary units of YOD, such units being hereinafter referred to as the “YOD Units”; and

WHEREAS, (i) the YOD Members and YOD believe it is in their respective best interests for the YOD Members to exchange all of the YOD Units for 8,140,028 newly-issued shares (the “Artistry Shares”) of common stock, $0.001  par value per share, of Artistry (“Common Stock”), which, shall constitute approximately 78% of the issued and outstanding shares of Artistry Common Stock immediately after the closing of the transactions contemplated herein, the Artistry Shares include all shares payable pursuant to the Bridge Financing (as defined below, the CPPM (as defined below) and all but $100,000 of converted trade debt, and (ii) Artistry believes it is in its best interest and the best interest of its stockholders to acquire the YOD Units in exchange for the Artistry Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

WHEREAS, YOD shall complete a bridge financing in the sum of $250,000 (the “Bridge Financing”) no later than April 5, 2009  of which $10,000 shall be paid to Artistry as a non-refundable fee for expenses and the closing of a $1,000,000 Confidential Private Placement Memorandum (“CPPM”) with 90 days following the execution of this Agreement (the “Financing”);

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF YOD UNITS FOR ARTISTRY SHARES

Section 1.1 Agreement to Exchange YOD Units for Artistry Shares.  On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the YOD Members shall assign, transfer, convey and deliver the YOD Units to Artistry. In consideration and exchange for the YOD Units, Artistry shall issue, transfer, convey and deliver the Artistry Shares to the YOD Members.

Section 1.2 Cancellation of Certain Shares of Artistry’s Common Stock.  On the Closing Date (as defined below), Helen Schwartz the principal shareholder and current sole officer and director will cancel a total number of 10,000,000 shares of Artistry’s Common Stock.

Section 1.3 Withholding.  Artistry shall be entitled to deduct and withhold from the Artistry Shares otherwise issuable pursuant to this Agreement to the YOD Members such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, provincial or foreign tax law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the YOD Members in respect of which such deduction and withholding was made.

Section 1.4 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place at 10:00 a.m. E.D.T. on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”), at the offices of Anslow & Jaclin LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726.

Section 1.5 Directors of Artistry at Closing Date.  On the Closing Date, G Ray Miller shall be appointed to the board of directors of Artistry (the “Artistry Board”) and Helen Schwartz shall resign from the Artistry Board.

Section 1.6 Officers of Artistry at Closing Date.  On the Closing Date, Helen Schwartz shall resign from each officer position held at Artistry and immediately thereafter, the Artistry Board shall appoint G Ray Miller to serve as Chief Executive Officer and President, Bob Mouch to serve as Chief Financial Officer and Treasurer, Chief Operational Officer and Secretary.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ARTISTRY

Artistry represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.  The disclosure schedule attached hereto as Schedules 2.1 through 2.25 (the “Artistry Disclosure Schedules”) are divided into sections that correspond to the sections of this Article II.  The Artistry Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article II.

Section 2.1 Corporate Organization

a. Artistry is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of Artistry. “Material Adverse Effect” means, when used with respect to Artistry, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of Artistry, or materially impair the ability of Artistry to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

b. Copies of the certificate of incorporation and by-laws of Artistry with all amendments thereto, as of the date hereof (the “Artistry Charter Documents”), have been furnished to the YOD Members and to YOD, and such copies are accurate and complete as of the date hereof.  The minute books of Artistry are current as required by law, contain the minutes of all meetings of the Artistry Board and stockholders of Artistry from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Artistry Board and stockholders of Artistry.  Artistry is not in violation of any of the provisions of the Artistry Charter Documents.

Section 2.2 Capitalization of Artistry.

a. The authorized capital stock of Artistry consists of 120,000,000 shares: 100,000,000 shares are authorized as Common Stock, of which 12,200,000 shares are issued and outstanding immediately prior to the Share Exchange and 20,000,000 shares are authorized as preferred stock, of which no shares are issued and outstanding immediately prior to the Share Exchange.

b. All of the issued and outstanding shares of Common Stock of Artistry immediately prior to the Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder.  Except with respect to securities to be issued to the YOD Members pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive  any shares of Artistry’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to Artistry or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of  Artistry’s capital stock. Except with respect to securities to be issued pursuant to this Agreement, there are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Artistry is a party or by which it is bound with respect to any equity security of any class of Artistry. Artistry is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of Artistry. The issuance of all of the shares of Artistry described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of Artistry has any right to rescind or bring any other claim against Artistry for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

Section 2.3 Subsidiaries and Equity Investments.  Artistry does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 2.4 Authorization, Validity and Enforceability of Agreements.  Artistry has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents by Artistry and the consummation by Artistry of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Artistry, and no other corporate proceedings on the part of Artistry are necessary to authorize this Agreement or the Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of Artistry and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally. Artistry does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) resulting from the issuance of the Artistry Shares.

Section 2.5 No Conflict or Violation.  Neither the execution and delivery of this Agreement or the Transaction Documents by Artistry, nor the consummation by Artistry of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the Artistry Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which Artistry is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Artistry is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of Artistry’s assets, including without limitation the Artistry Shares.

Section 2.6 Agreements.  Artistry is not a party to or bound by any contracts, including, but not limited to, any:

a. employment, advisory or consulting contract;

b. plan providing for employee benefits of any nature, including any severance payments;

c. lease with respect to any property or equipment;

d. contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

e. contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

f. agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the Artistry Shares.

Section 2.7 Litigation.  There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of Artistry, currently threatened against Artistry or any of its affiliates, that may affect the validity of this Agreement or the Transaction Documents or the right of Artistry to enter into this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby.  There is no Action pending or, to the knowledge of Artistry, currently threatened against Artistry or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against Artistry or any of its affiliates.  Neither Artistry nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no Action by Artistry or any of its affiliates relating to Artistry currently pending or which Artistry or any of its affiliates intends to initiate.

Section 2.8 Compliance with Laws.  Artistry has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.9 Financial Statements; SEC Filings.

a. Artistry’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of Artistry as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, Artistry has no material liabilities (contingent or otherwise). Artistry is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization.  Artistry maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

b. Artistry has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”).  Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.  There is no event, fact or circumstance that would cause any certification signed by any officer of Artistry in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect.  There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of Artistry’s Common Stock.

Section 2.10 Books, Financial Records and Internal Controls.  All the accounts, books, registers, ledgers, Artistry Board minutes and financial and other records of whatsoever kind of Artistry have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Artistry. Artistry maintains a system of internal accounting controls sufficient, in the judgment of Artistry, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11 Employee Benefit Plans.  Artistry does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12 Tax Returns, Payments and Elections.  Artistry has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below).  All such Tax Returns are accurate, complete and correct in all material respects, and Artistry has timely paid all Taxes due and adequate provisions have been and are reflected in Artistry’s Financial Statements for all current taxes and other charges to which Artistry is subject and which are not currently due and payable. None of Artistry’s federal income tax returns have been audited by the Internal Revenue Service. Artistry has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against Artistry for any period, nor of any basis for any such assessment, adjustment or contingency. Artistry has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.

For purposes of this Agreement, the following terms have the following meanings:  “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

Section 2.13 No Debt Obligations.  Upon the Closing Date, Artistry will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby.  Artistry is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14 No Broker Fees.  No brokers, finders or financial advisory fees or commissions will be payable by or to Artistry or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by Artistry to arise, between Artistry and any accountants and/or lawyers formerly or presently engaged by Artistry.  Artistry is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure.  This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Artistry in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17 Absence of Undisclosed Liabilities. Since the date of the filing of its quarterly report on Form 10-Q for the quarter ended November 30, 2008, except as specifically disclosed in the Public Reports or in connection with this Share Exchange: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) Artistry has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C)  Artistry has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) Artistry has not made any loan, advance or capital contribution to or investment in any person or entity; (E) Artistry has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) Artistry has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, Artistry has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18 No Repayment Requirements.  There are no outstanding contractual obligations (contingent or otherwise) of Artistry to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, Artistry or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.19 Duly Authorized.  The issuance of the Artistry Shares has been duly authorized and, upon delivery to the YOD Members of certificates therefor in accordance with the terms of this Agreement, the Artistry Shares will be validly issued in compliance with all applicable U.S. federal and state securities and corporate laws, fully paid, and nonassessable, will have the rights, preferences and privileges specified, will be free of preemptive rights, and will be free and clear of all liens and restrictions, other than liens created by the YOD Members and restrictions on transfer imposed by this Agreement and any applicable securities laws and the regulations and rules promulgated thereunder.

Section 2.20 No Integrated Offering.  Artistry does not have any registration statement pending before the Commission or currently under the Commission’s review.

Section 2.21 Employees.

a. Other than Helen Schwartz, Artistry has no employees.

b. Other than Helen Schwartz, Artistry does not have any officers or directors. No director or officer of Artistry is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of his duties as a director or officer of Artistry or (b) the ability of Artistry to conduct its business.

Section 2.22 Interested Party Transactions.  No officer, director or principal stockholder of Artistry or any affiliate or “associate” (as such term is defined in Rule 405 as promulgated by the SEC under the Securities Act) of any such person, has or has had, either directly or indirectly, (1) an interest in any person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by Artistry, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish Artistry any goods or services; or (2) a beneficial interest in any contract or agreement to which Artistry is a party or by which it may be bound or affected.

Section 2.23 Intellectual Property.  Artistry does not own, use or license any Intellectual Property in its activities as presently conducted.

Section 2.24 No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to Artistry or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Artistry but which has not been so publicly announced or disclosed. Artistry has not provided to YOD, or the YOD Members, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by Artistry but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

Section 2.25 Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Artistry in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF YOD

YOD represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to YOD, are true and complete as of the date hereof.  The disclosure schedules attached hereto as Schedules 3.1 through 3.23 (the “YOD Disclosure Schedules”) are divided into sections that correspond to the sections of this Article III.  The YOD Disclosure Schedules comprise lists of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in this Article III.

Section 3.1 Corporate Organization of the YOD.

a. Corporate Organization of YOD.  YOD is a limited liability corporation organized under the laws of the state of Texas and is validly existing and in good standing under the laws of the Texas; and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted.

Section 3.2 Capitalization of the YOD.

a. Capitalization of YOD.  YOD has authorized capital consisting of 75,000,000 Units, of which 9,368,050 Units, constituting all of the YOD Units, are issued and outstanding.  All of the YOD Units are owned of record by the YOD Members.  The YOD Units are the sole outstanding Units of capital stock of YOD and there are no other outstanding Units of capital stock or voting securities and no outstanding commitments to issue any Units of capital stock or voting securities.  The YOD Units have been duly authorized, validly issued, fully paid and non-assessable, are free of any liens or encumbrances, and are not subject to preemptive rights or rights of first refusal created by statute, organizational documents or any agreement to which YOD is a party or by which it is bound.  There are no outstanding or authorized options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require YOD to issue, sell or otherwise cause to become outstanding any of its respective authorized but unissued Units of capital stock, or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock.  There are no outstanding stockholders’ agreements, voting trusts or arrangements, rights of first refusal or other contracts pertaining to the capital stock of YOD.  None of the outstanding Units of capital stock of YOD have been issued in violation of any rights of any Person or in violation of any Law.

Section 3.3 Subsidiaries and Equity Investments.

a. YOD does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or any equity or similar interest, or any investment in any corporation, Limited Liability Company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 3.4 Authorization, Validity and Enforceability of Agreements.  YOD has all corporate power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement and the Transaction Documents constitutes the valid and legally binding obligation of YOD and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally.  YOD does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for YOD to consummate the transactions contemplated by this Agreement and the Transaction Documents, other than filings that may be required under United States law, state securities laws, the Securities Act and/or the Exchange Act resulting from the transfer and exchange of the YOD Units.  The execution and delivery of this Agreement and the Transaction Documents by YOD and the consummation by YOD of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of YOD, and no other corporate proceedings on the part of YOD are necessary to authorize this Agreement and the Transaction Documents or to consummate the transactions contemplated hereby or thereby.

Section 3.5 No Conflict or Violation.  Neither the execution and delivery of this Agreement or the Transaction Documents by YOD, nor the consummation by YOD of the transactions contemplated hereby or thereby will: (i) violate any provision of YOD  Charter Documents, (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which YOD is subject,  (iii) conflict with, result in a breach of or (with or without notice or lapse of time or both), constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which YOD is a party or by which any of them is bound, or to which any of their assets is subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of YOD’s assets.

Section 3.6 Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect on the YOD, the business and operations of YOD have been and are being conducted in accordance with all applicable foreign, federal, state and local laws, rules and regulations and all applicable orders, injunctions, decrees, writs, judgments, determinations and awards of all courts and governmental agencies and instrumentalities.  Except as would not have a Material Adverse Effect on YOD, YOD is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of the YOD Charter Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which YOD is a party or by which any of the YOD’ properties, assets or rights are bound or affected. No other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which YOD is a party are (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof.  YOD is not subject to any obligation or restriction of any kind or character, nor are there, to the knowledge of YOD, any event or circumstance relating to YOD that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.  “Material Adverse Effect” means, when used with respect to YOD, any event, occurrence, change, effect or circumstance which, individually or in the aggregate, (a) has a material adverse effect on the business, assets, financial condition, results of operations of YOD, in each case taken as a whole or (b) materially impair the ability of YOD to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which YOD operates.

Section 3.7 Brokers’ Fees. Neither YOD nor any of its agents or employees has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.

Section 3.8 Title to and Condition of Properties.  YOD owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of YOD as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect. The material buildings, plants, machinery and equipment necessary for the conduct of the business of YOD as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.9 Absence of Undisclosed Liabilities.  YOD has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date, except to the extent set forth on or reserved against on the Company Audited Financial Statements (as hereinafter defined). YOD has not incurred any liabilities or obligations under agreements entered into, except in the usual and ordinary course of business, since September 30, 2008.

Section 3.10 Changes.  YOD has not, since September 30, 2008:

a. Ordinary Course of Business.  Entered into any transaction with third parties other than in the usual and ordinary course of business, except for this Agreement and the other documents to be entered into in connection with the transactions contemplated by this Agreement;

b. Adverse Changes.  Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations other than changes, events or conditions in the usual and ordinary course of their business, none of which would have a Material Adverse Effect;

c. Loans.  Made any loans or advances or extended credit to any Person (for purposes of this Agreement, “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions) other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

d. Liens.  Created or permitted to exist any material Lien on any property or asset of YOD, other than (a) Liens for taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and material men and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect (“Permitted Liens”);

e. Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any Units of their capital stock or any other of their securities or any equity security of any class of any of YOD, or altered the term of any of their outstanding securities or made any change in their outstanding Units of capital stock or their capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of Units, stock dividend or otherwise;

f. Dividends.  Declared, set aside, made or paid any dividend or other distribution to any of their stockholders;

g. Material YOD Contracts.  Terminated or modified any and all agreements, contracts, arrangements, leases, commitments or otherwise, of YOD, of the type and nature that is required to be filed with the SEC (each a “Material YOD Contract”), except for termination upon expiration in accordance with the terms hereof;

h. Claims.  Released, waived or cancelled any claims or rights relating to or affecting any of YOD in excess of US$15,000 in the aggregate or instituted or settled any Action involving in excess of US$15,000 in the aggregate;

i. Discharged Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of US$15,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

j. Indebtedness.  Created, incurred, assumed or otherwise become liable for any indebtedness in excess of US$5,000 in the aggregate, other than professional fees;

k. Guarantees.  Guaranteed or endorsed any obligation or net worth of any Person;

l. Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

m. Accounting.  Changed their method of accounting or the accounting principles or practices utilized in the preparation of their Financial Statements;

n. Agreements.  Entered into any agreement, or otherwise obligated themselves, to do any of the foregoing.

Section 3.11 Material YOD Contracts.  YOD has made available to Artistry, prior to the date of this Agreement, true, correct and complete copies of each Material YOD Contract.

a. No Defaults.  Each Material YOD Contract is a valid and binding agreement of YOD and is in full force and effect.  Except as would not have a Material Adverse Effect, YOD is not in breach or default of any Material YOD Contract to which it is a party and no other party to any Material YOD Contract is in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material YOD Contract or (b) permit YOD or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material YOD Contract.  YOD has not received notice of the pending or threatened cancellation, revocation or termination of any Material YOD Contract to which they are a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material YOD Contract.

Section 3.12 Material Assets.  The Financial Statements of YOD reflect the material properties and assets (real and personal) owned or leased by YOD.

Section 3.13 Litigation; Orders.  There are no Actions (whether U.S. or non-U.S. federal, state, local or foreign) pending or, to the knowledge of YOD, threatened against or affecting YOD or any of YOD properties, assets, business or employees. To the knowledge of YOD, there are no facts that might result in or form the basis for any such Action.  YOD is not subject to any Orders.

Section 3.14 Licenses.  Except as would not have a Material Adverse Effect, YOD possesses from the appropriate federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S. (“Governmental Authority”), all licenses, permits, authorizations, approvals, franchises and rights that are necessary for YOD to engage in its business as currently conducted and to permit YOD to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, “YOD Permits”).  YOD has not received notice from any Governmental Authority or other Person that they are lacking any license, permit, authorization, approval, franchise or right necessary for YOD to engage in its business as currently conducted and to permit YOD to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, the YOD Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):  (a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any YOD Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any YOD Permit.  YOD has not received notice from any Governmental Authority or any other Person regarding:  (a) any actual, alleged, possible or potential contravention of any YOD Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any YOD Permit.  All applications required to have been filed for the renewal of the YOD Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to the YOD Permits have been duly made on a timely basis with the appropriate Persons.  All YOD Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

Section 3.15 Interested Party Transactions.  No officer, director or stockholder of YOD or any affiliate or “associate” (as such term is defined in Rule 405 promulgated by the SEC under the Securities Act) of any such Person, have or have had, either directly or indirectly, (1) an interest in any Person which (a) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by YOD, or (b) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish to YOD any goods or services; or (2) a beneficial interest in any contract or agreement to which YOD is a party or by which they may be bound or affected.

Section 3.16 Governmental Inquiries.  YOD has provided to Artistry a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by YOD from any Governmental Authority, and YOD response thereto, and each material written statement, report or other document filed YOD with any Governmental Authority.

Section 3.17 Intellectual Property.  YOD does not own, use or license any Intellectual Property in their business as presently conducted.  For purposes of this Agreement, “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world. No Intellectual Property of YOD has been or is now involved in any dispute, opposition, invalidation or cancellation proceeding, and no such action has been threatened.  No Intellectual Property, wherever situated or registered, of YOD, to the knowledge of YOD is infringed, or has been challenged or, to the knowledge of YOD, threatened in any way, and no Intellectual Property of YOD to the knowledge of YOD interferes with the Intellectual Property of any other Person, and no Intellectual Property of YOD is alleged to infringe or interfere with the Intellectual Property of any other Person. Except as would not have a Material Adverse Effect, YOD has not taken any action that would result in the voiding or invalidation of any of its Intellectual Property.

Section 3.18 Stock Option Plans; Employee Benefits.

a. YOD does not have stock option plans providing for the grant by YOD of stock options to directors, officers or employees.

b. YOD does not have employee benefit plans or arrangements covering their present and former employees or providing benefits to such persons in respect of services provided to YOD.

c. Neither the consummation of the transactions contemplated hereby alone, nor in combination with another event, with respect to each director, officer, employee and consultant of YOD, will result in (a) any payment (including, without limitation, severance, unemployment compensation or bonus payments) becoming due from YOD, (b) any increase in the amount of compensation or benefits payable to any such individual or (c) any acceleration of the vesting or timing of payment of compensation payable to any such individual.  No agreement, arrangement or other contract of YOD provides benefits or payments contingent upon, triggered by, or increased as a result of a change in the ownership or effective control of YOD.

Section 3.19 Environmental and Safety Matters.  Except as would not have a Material Adverse Effect:

a. YOD has at all times been and is in compliance with all Environmental Laws (as defined below) applicable to YOD.

b. There are no Actions pending or threatened against YOD alleging the violation of any Environmental Law (as defined below) or Environmental Permit applicable to YOD or alleging that YOD is a potentially responsible party for any environmental site contamination.

c. Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Law or other requirement relating to the environment, natural resources, or public or employee health and safety (“Environmental Laws”) applicable to YOD.

Section 3.20 Board Recommendation.  The Board of Directors of YOD, at a meeting duly called and held has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests the YOD Members.

Section 3.21 Financial Statements.  Attached as Schedule 3.21 are YOD’s audited consolidated financial statements for the periods ended December 31, 2007 and 2008, including, in each case, the notes thereto (the “Company Audited Financial Statements”) and the unaudited consolidated financial statements for the nine months ended September 30, 2008 (the “Company Unaudited Financial Statements”). The Company Audited Financial Statements and the Company Unaudited Financial Statements (a) are in accordance with the books and records of YOD; (b) present fairly the financial condition and the results of operations, changes in stockholder’s equity and cash flow of YOD for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods concerned.

Section 3.22 Tax Returns, Payments and Elections.  YOD has filed all Tax Returns, required pursuant to applicable law to be filed with any Tax Authority. All such Tax Returns are accurate, complete and correct in all material respects, and YOD has timely paid all Taxes due.  YOD has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority.

Section 3.23 Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of YOD or the YOD Members in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF YOD MEMBERS

The YOD Members hereby represents and warrants to Artistry:

Section 4.1 Authority.  The YOD Members have the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which the YOD Members are a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the YOD Members are a party, and to perform the YOD Members obligations under this Agreement and each of the Transaction Documents to which the YOD Members are a party.  This Agreement has been, and each of the Transaction Documents to which the YOD Members are a party will be, duly and validly authorized and approved, executed and delivered by the YOD Members.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the YOD Members, this Agreement is, and each of the Transaction Documents to which the YOD Members are a party have been, duly authorized, executed and delivered by the YOD Members and constitutes the legal, valid and binding obligation of the YOD Members, enforceable against the YOD Members in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2 No Conflict.  Neither the execution or delivery by the YOD Members of this Agreement or any Transaction Document to which the YOD Members is a party, nor the consummation or performance by the YOD Members of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the YOD Members (if the YOD Member is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the YOD Members is a party or by which the properties or assets of the YOD Members are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which the YOD Members, or any of the properties or assets of the YOD Members, may be subject.

Section 4.3 Litigation.  There is no pending Action against the YOD Members that involves the YOD Units or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of YOD and, to the knowledge of the YOD Members, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Acknowledgment.  The YOD Members understand and agree that the Artistry Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Artistry Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

i Status.  By its execution of this Agreement, the YOD Members represent and warrant to Artistry as indicated on Exhibit A, that it is an accredited investor, as defined in Regulation D promulgated under the Securities Act. The YOD Members understands that the Artistry Shares are being offered and sold to the YOD Members in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the YOD Members set forth in this Agreement, in order that Artistry may determine the applicability and availability of the exemptions from registration of the Artistry Shares on which Artistry is relying.

ii Additional Representations and Warranties. The YOD Members further makes the representations and warranties to Artistry set forth on Exhibit B.

Section 4.5 Stock Legends.  The YOD Members hereby agrees with Artistry as follows:

a. Securities Act Legend Accredited Investors.  The certificates evidencing the Artistry Shares issued to the YOD Members will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

b. Other Legends.  The certificates representing such Artistry Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

c. Opinion.  The YOD Members shall not transfer any or all of the Artistry Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Artistry Shares, without first providing Artistry with an opinion of counsel (which counsel and opinion are reasonably satisfactory to Artistry) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 4.6 Ownership of Units.  The YOD Members is both the record and beneficial owner of the YOD Units.  The YOD Members are not the record or beneficial owner of any other Units of YOD.  The YOD Members have and shall transfer at the Closing, good and marketable title to the YOD Units, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.

Section 4.7 Pre-emptive Rights.  At Closing, no YOD Member has any pre-emptive rights or any other rights to acquire any Units of YOD that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF YOD
AND THE YOD MEMBERS

The obligations of YOD and the YOD Members to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by YOD and the YOD Members at their sole discretion:

Section 5.1 Representations and Warranties of Artistry.  All representations and warranties made by Artistry in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. Artistry shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by on or prior to the Closing Date.

Section 5.3 Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Artistry shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5 Other Closing Documents.  YOD shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Artistry, Artistry’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the YOD Members and/or their respective counsel may reasonably request.

Section 5.6 Documents.  Artistry must have caused the following documents to be delivered to YOD and the YOD Members:

a. share certificates evidencing the Artistry Shares registered in the name of the YOD Member;

b. a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the Artistry Charter Documents, (B) the resolutions of the Artistry Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of Artistry signing this Agreement and the Transaction Documents to which Artistry is a party;

c. a Certificate of Good Standing of Artistry;

d. this Agreement and each of the Transaction Documents to which Artistry is a party, duly executed;

e. the resignation of each of Helen Schwartz as an officer of Artistry as of the Closing Date;

f. the resignation of Helen Schwartz as director of Artistry, such resignations to be effective on the Closing Date;

g. legal opinion Anslow & Jaclin  LLP, in substantially the form of Exhibit C; and

h. an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3 and 5.4.

i. such other documents as YOD may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Artistry, (ii) evidencing the performance by Artistry of, or the compliance by Artistry with, any covenant or obligation required to be performed or complied with by Artistry, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ARTISTRY

The obligations of Artistry to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Artistry in its sole discretion:

Section 6.1 Representations and Warranties of YOD and the YOD Members.  All representations and warranties made by YOD and the YOD Members on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2 Agreements and Covenants.  YOD and the YOD Members shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3 Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of YOD and the YOD Members, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Documents.  Artistry shall have received such certificates, instruments and documents in confirmation of the representations and warranties of the YOD and the YOD Members, the performance of YOD and the YOD Members respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as Artistry or its counsel may reasonably request.

Section 6.6 Documents.  YOD and the YOD Members must deliver to Artistry at the Closing:

a. share certificates evidencing the number of YOD Units, along with executed share transfer forms transferring such YOD Units to Artistry;

b. this Agreement and each of the Transaction Documents to which YOD and the YOD Members are a party, duly executed;

c. such other documents as Artistry may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of YOD and the YOD Members , (B) evidencing the performance of, or compliance by YOD and the YOD Members with, any covenant or obligation required to be performed or complied with by YOD and the YOD Members, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 6.7 No Claim Regarding Stock Ownership or Consideration.  There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the YOD Units, or any other stock, voting, equity, or ownership interest in, YOD, or (b) is entitled to all or any portion of the Artistry Shares.

Section 6.8 Financing.                                 The completion of the Financing as described herein.

Section 6.9 Financials.                                 The delivery of the YOD audited financial statements for the years ended December 31, 2008 and 2007.

Section 6.10 Fee.                          The payment of $10,000 non-refundable fee to Artistry for expenses upon completion of the Bridge Financing.

Section 6.11 Debt.                YOD shall have converted all YOD Member debt and deferred compensation into YOD Units.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1 SEC Documents.  From and after the Closing Date, in the event the SEC notifies Artistry of its intent to review any Public Report filed prior to the Closing Date or Artistry receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, Artistry shall promptly notify the Artistry Controlling Stockholders and the Artistry Controlling Stockholders shall reasonably cooperate with Artistry in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the eighteen-month anniversary of the Closing Date (the “Survival Period”).  The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2 Indemnification.

a. Indemnification Obligations in favor of the Controlling Stockholders of Artistry. Notwithstanding the limitation set forth in Section 8.1, from and after the Closing Date until the expiration of the Survival Period,  YOD and the YOD Members shall reimburse and hold harmless the Artistry Controlling Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Artistry Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any Artistry Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any Artistry Indemnified Party, which arises or results from a third-party claim brought against a Artistry Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of YOD.  All claims of Artistry pursuant to this Section 8.2 shall be brought by the Artistry Controlling Stockholders on behalf of Artistry and those Persons who were stockholders of Artistry immediately prior to the Closing Date.

b. Indemnification in favor of YOD and the YOD Members.  Notwithstanding the limitations set forth in Section 8.1 and in the last sentence of this Section 8.2(b), from and after the Closing Date until the expiration of the Survival Period, the Artistry Controlling Stockholders will, severally and not jointly, indemnify and hold harmless YOD, the YOD Members, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning  of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “YOD Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by Artistry or the Artistry Controlling Stockholders in this Agreement, and in any certificate delivered by Artistry or the Artistry Controlling Stockholders pursuant to this Agreement, (ii) any breach by Artistry or the Artistry Controlling Stockholders of any covenant, obligation or other agreement made by Artistry or the Artistry Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by Artistry or the Artistry Controlling Stockholders since July 10, 2007 through and including the Closing Date. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all Artistry Controlling Stockholders.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law.  If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2 Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3 Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4 Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to Artistry or the Artistry Controlling Stockholders:
Artistry Publications, Inc.
6046 FM 2920 #113
Spring, Texas 77379
Attention:  Ms. Helen Schwartz
Tel. No.: 215-269-1596
Fax No.:

with copies, which shall not constitute notice, to:
Anslow & Jaclin LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attention: Gregg E. Jaclin, Esq.
Tel. No.: 732-409-1212
Fax No.: 732-577-1188

If to YOD or the YOD Members:
Your Out Doors LLC.
1421 Champion Drive
Carrollton, TX 75006
Attention: G Ray Miller
Tel. No.: 214-649-0167
Fax No.:

with copies, which shall not constitute notice, to:
[    ]
[Address]
[City, State Zip Code]
Attention:
Tel. No.:
Fax No.:

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America (or, in the case of the YOD Members or YOD, in the  United States of America) and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5 Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6 Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7 Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.9 Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New Jersey located in County of Essex, and/or the United States District Court located in the State of New Jersey, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.10 Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11 Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

Section 9.12 Amendments and Waivers.  Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[REST OF PAGE DELIBERATELY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

YOUR OUT DOORS LLC.

By:     /s/ G. Ray Miller

Name:    G. Ray Miller

Title:      Managing Member

YOD MEMBERS

By:     G. Ray Miller

By:      _________________________

By:      _________________________

ARTISTRY PUBLICATIONS, INC.

By:     /s/ Helen Schwartz

Name:    Helen Schwartz

Title:      CEO

CONTROLLING STOCKHOLDERS

By: /s/ Helen Schwartz
HELEN SCHWARTZ

SCHEDULE 1

Artistry Controlling Stockholders

HELEN SCHWARTZ

EXHIBIT A

DEFINITION OF “ACCREDITED INVESTOR”

The term “accredited investor” means:

□
A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

□	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

□
An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

□	A director or executive officer of YOD.

□	A natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

□
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

□
A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

□	Any entity in which all of the equity owners are accredited investors

EXHIBIT B

ACCREDITED INVESTOR REPRESENTATIONS

YOD Members further represents and warrants to Artistry as follows:

1.	Such person or entity qualifies as an Accredited Investor on the basis set forth on Exhibit A to this Agreement.

2.
Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder’s interests in connection with the transactions contemplated by this Agreement.

3.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in Artistry Shares.

4.
Such person or entity understands the various risks of an investment in Artistry Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in Artistry Shares.

5.	Such person or entity has had access to Artistry’s publicly filed reports with the SEC.

6.
Such person or entity has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Artistry that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in Artistry Shares.

7.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning Artistry and the terms and conditions of the issuance of Artistry Shares.

8.
Such person or entity is not relying on any representations and warranties concerning Artistry made by Artistry or any officer, employee or agent of Artistry, other than those contained in this Agreement.

9.	Such person or entity is acquiring Artistry Shares for such person’s or entity’s, as the case may be, own account, for investment and not for distribution or resale to others.

10.
Such person or entity will not sell or otherwise transfer Artistry Shares, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

11.	Such person or entity understands and acknowledges that Artistry is under no obligation to register Artistry Shares for sale under the Securities Act.

12.	Such person or entity consents to the placement of a legend on any certificate or other document evidencing Artistry Shares substantially in the form set forth in Section 4.5(a).

13.
Such person or entity represents that the address furnished on its signature page to this Agreement is the principal residence if he is an individual or its principal business address if it is a corporation or other entity.

14.
Such person or entity understands and acknowledges that Artistry Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning Artistry that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

15.
Such person or entity acknowledges that the representations, warranties and agreements made by such person or entity herein shall survive the execution and delivery of this Agreement and the purchase of Artistry Shares.

EXHIBIT C

FORM OF OPINION OF COUNSEL TO ARTISTRY

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted.

2.
The Company has the requisite corporate power and authority to execute, deliver and perform the Share Exchange Agreement.  The execution, delivery and performance of the Share Exchange Agreement has been duly authorized by all necessary corporate action on the part of the Company.

3.
The Share Exchange Agreement has been duly executed and delivered by the Company Controlling Stockholders and the Company (to the extent they are party thereto), and constitutes the legal, valid and binding obligation of each of the Company Controlling Stockholders and the Company, enforceable in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

4.
Execution and delivery by the Company Controlling Stockholders and the Company of, and performance of their agreements in, the Share Exchange Agreement does not (i) violate any law, statute, rule, regulation or  court order applicable to the Company Controlling Stockholders and/or the Company and known to us, (ii)  breach, result in a default or loss of rights under, result in the creation of a right of termination, acceleration or modification under, or result in the creation of, or the right to create, any security interest in or lien on any assets of the Company pursuant to any agreements known to us to which the Company is a party or by which it or its assets is bound, or (iii) violate, conflict with, result in a breach of any terms or provisions of, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws.

5.
No consent, approval, authorization, order or action of, filing with or notice or payment to any regulatory agency or authority of the State of Nevada or the United States Federal Government is required to be obtained or made by the Company Controlling Stockholders or the Company for the Company Controlling Stockholders or the Company to perform their obligations under the Share Exchange Agreement and consummate the transactions contemplated thereunder, except for such as have been obtained or made, other than any filings required to comply with any applicable federal and state securities laws.

6.
Based solely upon a review of the Company’s stock records, the authorized capital stock of the Company consists of 120,000,000 shares: 100,000,000 shares are authorized as Common Stock, of which 12,200,000 shares are issued and outstanding immediately prior to the consummation of the transactions contemplated under the Share Exchange Agreement, and 20,000,000 shares are authorized as preferred stock, of which no shares are issued and outstanding. Based solely upon a representation from the Company and/or the Company Controlling Stockholders, we believe that all issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders.  Except as described in the Share Exchange Agreement or the exhibits thereto, to our knowledge there are no options, warrants, or other rights or agreements of any kind for the purchase or acquisition from, or the issuance or sale by, the Company of any shares of such authorized capital stock, nor any outstanding securities or debt of any kind that is convertible into or exchangeable for any shares of such authorized capital stock.

7.
Based in part upon the representations of the Company Controlling Stockholders contained in the Share Exchange Agreement, and the representations of the YOD Members that either (i) the YOD Members is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) if the parties are relying on the exemption from registration provided pursuant to Regulation S promulgated under the Securities Act (“Regulation S”), that the YOD Members will comply with all of the requirements of Regulation S, the issuance of the Shares in accordance with the Share Exchange Agreement will be exempt from registration under the Securities Act.  The Shares which are being issued on the date hereof to the YOD Members, pursuant to the Share Exchange Agreement, have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights contained in the Company’s Certificate of Incorporation or Bylaws or in any agreement to which the Company is a party.

8.
To our knowledge, there are no current claims, actions, suits, investigations or proceedings, or any pending or threatened claim, action, suit, investigation or proceeding against the Company before any court, arbitrator or governmental authority which, if determined adversely to the Company would have a material adverse effect on the ability of the Company to perform its obligations under the Share Exchange Agreement.